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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, except as to Note 10 which is dated as of April 28, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (File No. 333-38755) of First Virtual Corporation dated April 29, 1998.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
April 28, 1998



                                      10.